Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3, as amended (Registration No. 333-265581), Form F-3 (Registration No. 333-267633) and Form S-8, as amended (Registration No. 333-267421) of Gold Royalty Corp. of our report dated December 23, 2022 relating to the consolidated financial statements of Gold Royalty Corp., which appears in Item 19 in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

December 23, 2022

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.